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                 [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


DAVID S. GOLDSTEIN
DIRECT LINE: 202.383.0606
Internet: dgoldstein@sablaw.com


                                January 26, 1999



Board of Trustees
GE Institutional Funds
3003 Summer Street
Stamford, CT 06905

                           RE:      Post-Effective Amendment Number 4
                                    GE Institutional Funds
                                    (File Nos. 333-29337, 811-08257)
                                    ----------------------------------

Dear Trustees:

         We have acted as counsel to GE Institutional Funds (the "Trust"), a business trust organized under the laws of the State of Delaware, in connection with its registration of an indefinite number of shares of beneficial interest in the Europe Equity Fund, an investment portfolio of the Trust (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act"). In this connection, we have prepared post-effective amendment number 4 to the registration statement to be filed by you with the Securities and Exchange Commission on Form N-1A (File No. 333-29337) (the "registration statement"). We also are familiar with the actions taken by you by at the board of trustees meetings on November 6, 1998 and December 9, 1998, in connection with the authorization, issuance and sale of the Shares.

         We have examined such Trust records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to us. As to certain questions of fact material to our opinion, we have relied upon statements of officers of the Trust and upon representations of the Trust made in the registration statement.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in the manner described in the registration statement, will be legally issued, fully paid and non-assessable.

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Board of Trustees
January 26, 1999
Page 2



         We are attorneys licensed to practice only in the State of Georgia and the District of Columbia.

         We hereby consent to the reference to our name in the prospectus and statement of additional information filed as part of the registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.


                                Very truly yours,

                                SUTHERLAND ASBILL & BRENNAN LLP

                                By:  /s/ David S. Goldstein
                                   ---------------------------------------
                                   David S. Goldstein